UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 7, 2021

Date of earliest event reported: January 7, 2021
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Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2021, Maximus announced the planned retirement of its Chief Financial Officer, Richard J. Nadeau, effective November 30, 2021. Maximus also announced that David Mutryn was appointed Chief Financial Officer effective December 1, 2021. A copy of the press release announcing Mr. Nadeau’s retirement and Mr. Mutryn’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Mutryn, 39, joined Maximus in 2016 as Senior Vice President and Corporate Controller, and in 2020 he was appointed Senior Vice President of Finance. He came to Maximus from CSRA, Inc. where he served as Vice President Corporate Finance from 2015 to 2016. Previously he worked at SRA International, Inc. where he held a variety of finance positions from 2004 to 2015. Mr. Mutryn holds a Master of Business Administration from the Wharton School of the University of Pennsylvania and a bachelor’s degree from the University of Virginia’s McIntire School of Commerce. He is a certified public accountant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

99.1	Press release dated January 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.

Date: January 7, 2021	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary